CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in (1) the Registration Statement Number 33-25066 on Form S-8, dated October 21, 1988 and (2) we agree to the incorporation by reference in the Resale Prospectus of our report, dated August 30, 1996, on the consolidated financial statements of Cutco Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1996.





GRANT THORNTON LLP


Melville, New York
August 30, 1996